Exhibit 32.2

CERTIFICATION
PURSUANT TO 18 U.S.C.
SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Siebert Financial Corp. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2023, as filed with the SEC on the date hereof (the “Report”), I, Andrew H. Reich, in my capacity as Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Secretary hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and the results of operations of the Company for the period covered by the Report.

/s/ Andrew H. Reich	Date: November 14, 2023
Andrew H. Reich
Executive Vice President, Chief Operating Officer,
Chief Financial Officer, and Secretary
(Principal financial and accounting officer)

A signed original of this written statement required by Section 906, or other documents authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Siebert Financial Corp. and will be retained by Siebert Financial Corp. and furnished to the SEC or its staff upon request.